Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Third-Quarter 2014 Financial Results

CHICAGO, Oct. 22, 2014—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its third-quarter 2014 financial results. The company reported consolidated revenue of $193.1 million, an 11.3% increase from $173.5 million in the third quarter of 2013. Consolidated operating income was $45.3 million, an increase of 1.5% compared with $44.6 million in the same period a year ago. Net income was $30.2 million, or 67 cents per diluted share, compared with $31.5 million, or 68 cents per diluted share, in the third quarter of 2013.

Excluding acquisitions, divestitures, and the effect of foreign currency translations, revenue rose 9.3% in the third quarter of 2014. Revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) is a non-GAAP measure. The accompanying financial tables contain a reconciliation to consolidated revenue.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We had a good quarter. Organic revenue rose 9.3%, led by strong results from Morningstar Direct and Morningstar Credit Ratings. Our retirement business is growing nicely and reached a milestone—we now have more than 1 million managed retirement accounts in the United States.”

He added, “During the quarter, we published several signature thought leadership reports, including our annual target-date industry research, and introduced a classification system to help investors identify, compare, and analyze strategic beta exchange-traded products, a new and growing breed of investment vehicles.”

Financial Highlights

Revenue and Key Operating Metrics

•                  Investment information revenue was $152.3 million, an 11.0% increase from $137.2 million in the third quarter of 2013. Morningstar DirectSM and Morningstar Credit Ratings (the company’s structured credit research and ratings business) were the main contributors to revenue growth. Morningstar® Advisor WorkstationSM (including Morningstar OfficeSM) was also a positive contributor to revenue growth, which was offset by lower revenue for Morningstar® Principia®. The company is in the process of migrating clients from Principia to Morningstar Advisor Workstation and other Morningstar products.

•                  Investment management revenue was $40.9 million, a 12.7% increase from $36.3 million in the third quarter of 2013, driven by strong results for Morningstar® Managed PortfoliosSM and Retirement Solutions. Slightly lower revenue for Investment Advisory services partially offset the increase.

•                  Operating margin was 23.4% in the third quarter of 2014, down from 25.7% in the same period in 2013. Higher compensation expense, including salaries for new hires and increased sales commissions, as well as additional operating expense from recent acquisitions, were the primary drivers of the margin decline.

Cash Flow and Balance Sheet

•                  Consolidated free cash flow was negative $3.4 million in the third quarter of 2014, reflecting cash provided by operating activities of $8.6 million less $12.0 million of cash used for capital expenditures. Free cash flow was down from $38.0 million in the third quarter of 2013 largely because of the $61.0 million payment for the previously announced litigation settlement with Business Logic. Free cash flow is a non-GAAP measure; the accompanying financial tables contain a reconciliation to cash provided by operating activities. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

•                  As of Sept. 30, 2014, cash, cash equivalents, and investments totaled $227.8 million, compared with $298.6 million as of Dec. 31, 2013. Morningstar had $30.0 million of short-term debt as of Sept. 30, 2014.

•                  In the third quarter of 2014, Morningstar repurchased approximately 134,000 shares for $9.1 million. Of the $700 million authorized under its share repurchase program, Morningstar had purchased a total of 7.7 million shares for $495.6 million as of Sept. 30, 2014.

•                  The company expects to pay approximately $7.6 million for its regular quarterly dividend on Oct. 31, 2014.

Comparability of Year-Over-Year Results

Certain items affected the comparability of the company’s 2014 results versus the same periods in 2013:

•                  The company’s third-quarter results included $2.8 million in revenue and approximately $5.5 million of incremental operating expense from acquisitions.

•                  During the third quarter of 2014, commission expense rose $1.8 million compared with the prior-year period, mainly because of a change to the company’s sales commission structure that requires a different accounting treatment. Morningstar now expenses sales commissions as incurred instead of amortizing them over the term of the underlying contracts.

•                  During the second quarter of 2014, Morningstar recorded a non-recurring expense of $61.0 million—approximately $38.2 million after taxes, or 85 cents per share—in connection with the Business Logic litigation settlement, which is included in the company’s results for the nine months ended Sept. 30, 2014.

Operating Highlights

•                  Licenses for Morningstar Direct rose 17.0% to 9,648.

•                  Assets under management and advisement for Morningstar Managed Portfolios were approximately $8.8 billion as of Sept. 30, 2014, compared with $6.6 billion as of Sept. 30, 2013. Assets under management and advisement for Retirement Solutions were approximately $76.7 billion as of Sept. 30, 2014, versus $59.5 billion as of Sept. 30, 2013. Both product lines benefited from asset inflows and positive market performance.

•                  Investment Advisory assets under advisement as of Sept. 30, 2014 were $25.7 billion lower versus the same date in 2013, reflecting the ongoing effect of clients moving to in-house management for fund-of-funds portfolios in the variable annuity industry.

•                  Morningstar had approximately 3,800 employees worldwide as of Sept. 30, 2014, compared with 3,490 as of Sept. 30, 2013, reflecting the addition of product and technology roles in the United States, data analysts in India, and the ByAllAccounts and HelloWallet acquisitions.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 479,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 13 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries and had approximately $169 billion in assets under advisement and management as of Sept. 30, 2014. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; a prolonged outage of our database and network facilities; any failures or disruptions in our electronic delivery systems and the Internet; liability and/or damage to our reputation as a result of some of our pending litigation; liability related to the storage of personal information about our users; general industry conditions and competition, including global financial uncertainty, trends in the mutual fund industry, and continued growth in passively managed investment vehicles; the effect of market volatility on revenue from asset-based fees; failing to maintain and protect our brand, independence, and reputation; changes in laws applicable to our investment advisory or credit rating operations, compliance failures, or regulatory action; and challenges faced by our non-U.S. operations, including the concentration of development work at our offshore facilities in China and India. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities). For more information about free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables.

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar,” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2014 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended September 30				Nine months ended September 30
(in thousands, except per share amounts)	2014	2013	change		2014(2)	2013	change

Revenue	$193,106	$173,482	11.3%		$563,656	$517,766	8.9%
Operating expense(1):
Cost of revenue	80,142	72,422	10.7%		237,243	198,499	19.5%
Sales and marketing	26,761	22,774	17.5%		83,138	78,789	5.5%
General and administrative	26,384	22,416	17.7%		82,926	77,863	6.5%
Depreciation and amortization	14,558	11,257	29.3%		40,336	33,858	19.1%
Litigation settlement	—	—	—		61,000	—	—
Total operating expense	147,845	128,869	14.7%		504,643	389,009	29.7%
Operating income	45,261	44,613	1.5%		59,013	128,757	(54.2)%
Operating margin	23.4%	25.7%	(2.3	)pp	10.5%	24.9%	(14.4	)pp

Non-operating income (expense):
Interest income, net	515	630	(18.3)%		1,734	2,035	(14.8)%
Other income (expense), net	(813)	141	NMF		4,731	2,792	69.4%
Non-operating income (expense), net	(298)	771	NMF		6,465	4,827	33.9%

Income before income taxes and equity in net income of unconsolidated entities	44,963	45,384	(0.9)%		65,478	133,584	(51.0)%
Equity in net income of unconsolidated entities	337	315	7.0%		1,433	1,172	22.3%
Income tax expense	15,149	14,265	6.2%		20,188	42,647	(52.7)%
Consolidated net income	30,151	31,434	(4.1)%		46,723	92,109	(49.3)%
Net loss attributable to noncontrolling interests	29	29	0.0%		64	93	(31.2)%
Net income attributable to Morningstar, Inc.	$30,180	$31,463	(4.1)%		$46,787	$92,202	(49.3)%

Net income per share attributable to Morningstar, Inc.:
Basic	$0.67	$0.68	(1.5)%		$1.04	$1.99	(47.7)%
Diluted	$0.67	$0.68	(1.5)%		$1.04	$1.98	(47.5)%
Weighted average shares outstanding:
Basic	44,734	46,080	(2.9)%		44,763	46,293	(3.3)%
Diluted	44,889	46,519	(3.5)%		44,990	46,635	(3.5)%

	Three months ended September 30				Nine months ended September 30
	2014	2013	change		2014	2013	change
(1) Includes stock-based compensation expense of:
Cost of revenue	$2,177	$1,471	48.0%		$5,829	$4,863	19.9%
Sales and marketing	607	456	33.1%		1,634	1,490	9.7%
General and administrative	2,167	1,489	45.5%		5,790	4,800	20.6%
Total stock-based compensation expense	$4,951	$3,416	44.9%		$13,253	$11,153	18.8%

(2) Morningstar moved to a more centralized organizational structure in 2013. As a result, approximately 180 net positions shifted from the general and administrative and sales and marketing categories to cost of revenue. For the first nine months of 2014 as compared with the same period in 2013, changes related to our more centralized organizational structure added approximately $14 million of compensation expense to cost of revenue and reduced the compensation expense in our sales and marketing and general and administrative expense categories by approximately $8 million and $6 million, respectively.

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Operating Expense as a Percentage of Revenue (Unaudited)

	Three months ended September 30				Nine months ended September 30
	2014	2013	change		2014	2013	change

Revenue	100.0%	100.0%	—		100.0%	100.0%	—
Operating expense(1):
Cost of revenue	41.5%	41.7%	(0.2)	pp	42.1%	38.3%	3.8	pp
Sales and marketing	13.9%	13.1%	0.8	pp	14.7%	15.2%	(0.5)	pp
General and administrative	13.7%	12.9%	0.8	pp	14.7%	15.0%	(0.3)	pp
Depreciation and amortization	7.5%	6.5%	1.0	pp	7.2%	6.5%	0.7	pp
Litigation settlement	0.0%	0.0%	—		10.8%	0.0%	10.8	pp
Total operating expense(2)	76.6%	74.3%	2.3	pp	89.5%	75.1%	14.4	pp
Operating margin	23.4%	25.7%	(2.3)	pp	10.5%	24.9%	(14.4)	pp

	Three months ended September 30				Nine months ended September 30
	2014	2013	change		2014	2013	change
(1) Includes stock-based compensation expense of:
Cost of revenue	1.1%	0.8%	0.3	pp	1.0%	0.9%	0.1	pp
Sales and marketing	0.3%	0.3%	—		0.3%	0.3%	—
General and administrative	1.1%	0.9%	0.2	pp	1.0%	0.9%	0.1	pp
Total stock-based compensation expense(2)	2.6%	2.0%	0.6	pp	2.4%	2.2%	0.2	pp

(2) Sum of percentages may not equal total because of rounding.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30		Nine months ended September 30
($000)	2014	2013	2014	2013

Operating activities
Consolidated net income	$30,151	$31,434	$46,723	$92,109
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	14,558	11,257	40,336	33,858
Stock-based compensation expense	4,951	3,416	13,253	11,153
Other, net	(2,562)	(3,172)	(14,405)	(10,473)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions	(38,498)	4,143	(10,619)	5,566
Cash provided by operating activities	8,600	47,078	75,288	132,213
Investing activities
Purchases of investments	(2,897)	(31,525)	(10,612)	(113,824)
Proceeds from maturities and sales of investments	7,621	12,471	103,120	108,599
Capital expenditures	(11,957)	(9,069)	(42,756)	(27,950)
Acquisitions, net of cash acquired	—	46	(64,447)	(11,079)
Proceeds from sale of a business, net	—	—	—	957
Purchase of equity and cost method investments	—	(1,842)	—	(2,751)
Other, net	(30)	(4)	229	432
Cash used for investing activities	(7,263)	(29,923)	(14,466)	(45,616)
Financing activities
Proceeds from stock-option exercises	1,694	362	3,766	3,172
Employee taxes withheld for restricted stock units	(119)	(119)	(5,122)	(5,276)
Excess tax benefits from stock-option exercises and vesting of restricted stock units	1,032	251	2,945	4,093
Common shares repurchased	(5,380)	(8,857)	(42,100)	(62,794)
Dividends paid	(7,603)	(5,768)	(22,912)	(11,657)
Proceeds from short-term debt	30,000	—	30,000	—
Other, net	(23)	(4)	(9)	(54)
Cash provided by (used for) financing activities	19,601	(14,135)	(33,432)	(72,516)
Effect of exchange rate changes on cash and cash equivalents	(7,874)	4,129	(6,232)	(1,011)
Net increase in cash and cash equivalents	13,064	7,149	21,158	13,070
Cash and cash equivalents—Beginning of period	176,254	169,810	168,160	163,889
Cash and cash equivalents—End of period	$189,318	$176,959	$189,318	$176,959

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	September 30	December 31
($000)	2014	2013

Assets
Current assets:
Cash and cash equivalents	$189,318	$168,160
Investments	38,490	130,407
Accounts receivable, net	124,966	114,131
Deferred tax asset, net	7,524	3,892
Income tax receivable, net	4,427	3,942
Other	23,619	26,361
Total current assets	388,344	446,893

Property, equipment, and capitalized software, net	112,584	104,986
Investments in unconsolidated entities	30,428	38,714
Goodwill	378,969	326,450
Intangible assets, net	103,443	103,909
Other assets	6,407	9,716
Total assets	$1,020,175	$1,030,668

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$38,495	$42,131
Accrued compensation	67,692	71,403
Deferred revenue	150,051	149,225
Short-term debt	30,017	—
Other	4,632	6,786
Total current liabilities	290,887	269,545

Accrued compensation	6,905	8,193
Deferred tax liability, net	17,565	23,755
Other long-term liabilities	34,299	37,885
Total liabilities	349,656	339,378
Total equity	670,519	691,290
Total liabilities and equity	$1,020,175	$1,030,668

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of September 30
	2014	2013		% change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	122,275	123,656		(1.1)%
Registered users for Morningstar.com (U.S.)	8,097,864	7,765,424		4.3%
Advisor Workstation clients (U.S.)	171	159	(2)	7.5%
Morningstar Office licenses (U.S.)	4,188	4,003	(2)	4.6%
Principia subscriptions	10,054	21,612		(53.5)%
Morningstar Direct licenses	9,648	8,247	(1)	17.0%
Assets under advisement and management (approximate)
Investment Advisory services	$80.9 bil	$106.6 bil		(24.1)%
Retirement Solutions	$76.7 bil	$59.5 bil		28.9%
Morningstar Managed Portfolios	$8.8 bil	$6.6 bil		33.3%
Ibbotson Australia	$3.1 bil	$3.1 bil		0.0%

Our employees (approximate)
Worldwide headcount	3,800	3,490		8.9%
Number of equity and credit analysts	170	155		9.7%
Number of manager research analysts	100	105		(4.8)%

(1) Revised to reflect a minor calculation change.

(2) Beginning in the second quarter of 2014, we changed our reporting to show the number of enterprise clients for Morningstar Advisor Workstation instead of the number of individual licenses. We believe this is a more meaningful indicator of underlying business trends  because per-user pricing varies significantly depending on the scope of the license. We also began disclosing the number of licenses for Morningstar Office as a separate line item.

	Three months ended September 30		Nine months ended September 30
	2014	2013	2014	2013
Average assets under management and advisement	$169.2 bil	$170.9 bil	$167.3 bil	$166.3 bil
Number of commercial mortgage-backed securities (CMBS) new-issue ratings completed	19	7	34	28
Rated balance for CMBS new-issue ratings	$13.5 bil	$3.8 bil	$24.0 bil	$16.8 bil

	Three months ended September 30		Nine months ended September 30
($000)	2014	2013	2014	2013
Revenue
Investment information	$152,252	$137,216	$443,049	$412,332
Investment management	40,854	36,266	120,607	105,434
Consolidated revenue	$193,106	$173,482	$563,656	$517,766

Revenue—U.S.	$141,276	$124,998	$407,681	$372,746
Revenue—International	$51,830	$48,484	$155,975	$145,020

	Three months ended September 30		Nine months ended September 30
($000)	2014	2013	2014	2013
Effective tax rate
Income before income taxes and equity in net income of unconsolidated entities	$44,963	$45,384	$65,478	$133,584
Equity in net income of unconsolidated entities	337	315	1,433	1,172
Net loss attributable to noncontrolling interests	29	29	64	93
Total	$45,329	$45,728	$66,975	$134,849
Income tax expense	$15,149	$14,265	$20,188	$42,647
Effective tax rate	33.4%	31.2%	30.1%	31.6%

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

Reconciliation from consolidated revenue to revenue excluding divestitures, acquisitions, and foreign currency translations (organic revenue):

	Three months ended September 30			Nine months ended September 30
($000)	2014	2013	% change	2014	2013	% change

Consolidated revenue	$193,106	$173,482	11.3%	$563,656	$517,766	8.9%
Less: divestitures	—	—	NMF	—	—	NMF
Less: acquisitions	(2,752)	—	NMF	(6,823)	—	NMF
Favorable effect of foreign currency translations	(683)	—	NMF	(762)	—	NMF
Revenue excluding acquisitions, divestitures, and foreign currency translations	$189,671	$173,482	9.3%	$556,071	$517,766	7.4%

	Three months ended September 30			Nine months ended September 30
	2014	2013	% change	2014	2013	% change

Cash provided by operating activities	$8,600	$47,078	(81.7)%	$75,288	$132,213	(43.1)%
Less: Capital expenditures	(11,957)	(9,069)	31.8%	(42,756)	(27,950)	53.0%
Free cash flow	$(3,357)	$38,009	(108.8)%	$32,532	$104,263	(68.8)%

The following table summarizes the change in operating expense:

	Three months ended September 30			Nine months ended September 30
($000)	2014	2013	$ change	2014	2013	$ change
Total operating expense	$147,845	$128,869	$18,976	$504,643	$389,009	$115,634

Acquisitions			5,500			10,390
Unfavorable effect of foreign currency translations			961			1,517
Litigation settlement			—			61,000
All other changes in operating expense			12,515			42,727
Total			$18,976			$115,634